CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
       ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 1999, included in ALLTEL Corporation's Amendment No. 1 to Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                                           /s/ARTHUR ANDERSEN LLP


Little Rock, Arkansas
March 26, 1999